INDEX OF EXHIBITS

(1)       Articles of Incorporation, as amended.
(2)       By-Laws, as revised.
(6)(a)    Management Agreement, as revised.
(6)(b)    Sub-Investment Advisory Agreement, as revised.
(7)       Distribution Agreement, as revised.
(9)       Amended and Restated Custody Agreement.
(12) Opinion and consent of Stroock & Stroock & Lavan regarding tax matters.
(14)      Consent of Ernst & Young LLP, Independent Auditors.

                                             EXHIBIT 1

                     ARTICLES OF INCORPORATION

                                OF

               DREYFUS GROWTH ALLOCATION FUND, INC.



          FIRST: The undersigned, David Stephens, whose address is Seven Hanover Square, New York, New York 10004-2696, being at least eighteen years of age, hereby forms a corporation under the Maryland General Corporation Law.

          SECOND: The name of the corporation (hereinafter called the "corporation") is Dreyfus Growth Allocation Fund,
Inc.

          THIRD: The corporation is formed for the following purpose or purposes:

               (a)  to conduct, operate and carry on the
          business of an investment company;

               (b)  to subscribe for, invest in, reinvest
          in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with
          securities of every nature, kind, character, type and form, including without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

               (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation;

               (d)  to issue, sell, repurchase, redeem,
     retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the corporation, including shares of stock of the corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland;

               (e)  to conduct its business, promote its
          purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any States of the United States of America, in the District of Columbia and in any other parts of the world; and

               (f)  to do all and everything necessary,
          suitable, convenient, or proper for the conduct, promotion and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or
          carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

     FOURTH: The post office address of the principal office of the corporation within the State of Maryland, and of the resident agent of the corporation within the State of Maryland, is
The Corporation Trust Incorporated, 32 South Street, Baltimore,
Maryland 21202.

          FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is three hundred million
(300,000,000) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) each.

          (2) The aggregate par value of all the authorized shares of stock is three hundred thousand dollars ($300,000.00).

          (3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to authorize the issuance of, the shares of stock of the corporation.

          (4) The Board of Directors of the corporation is authorized, from time to time, to further classify or to re-classify, as the case may be, any unissued shares of stock of the corporation by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the stock.

          (5) Subject to the power of the Board of Directors to reclassify unissued shares, the shares of each class of stock of the corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

               (a)  (i)  All consideration received by the
    corporation for the issuance or sale of shares together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such class.

              (ii) The assets belonging to such class shall be charged with the liabilities of the corporation in respect of such class and with such class's share of the general liabilities of the corporation, in the latter case in proportion that the net asset value of such class bears to the net asset value of all classes. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.

               (iii)  Dividends or distributions on shares of
          each class, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

                    (iv)  In the event of the liquidation or
          dissolution of the corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the corporation available for distribution to stockholders, the assets belonging to such class and the assets so distributable to the stockholders of such class shall be distributed among such stockholders in proportion to the number of shares of such class held by them.

         (b) A class may be invested with one or more other classes in a common investment portfolio. Notwith-standing the provisions of paragraph (5)(a) of this
      Article Fifth, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio, shall also be subject to the provisions of paragraph (5)(a) of this
          Article Fifth at the portfolio level as if the classes invested in the common investment portfolio were one class:

              (i) The income and expenses of the investment portfolio shall be allocated among the classes invested in the investment portfolio in accordance with the number of shares outstanding of each such class or as otherwise determined by the Board of Directors.

              (ii) As more fully set forth in this paragraph
     (5)(b) of Article Fifth, the liabilities and expenses of the classes invested in the same investment portfolio shall be determined separately from those of each other
      and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the corporation to holders of shares of the corporation's stock may vary from class to class invested in the same investment portfolio. Except for these differences and certain other differences set forth in this paragraph
          (5) of Article Fifth, the classes invested in the same investment portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

                    (iii) The dividends and distributions of investment income and capital gains with respect to the classes invested in the same investment portfolio shall be in such amounts as may be declared from time to time
          by the Board of Directors, and such dividends and
      distributions may vary among the classes invested in the
          same investment portfolio to reflect differing
     allocations of the expenses of the corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the corporation among the classes shall be determined by the
          Board of Directors in a manner that is consistent with the order dated January 14, 1993 (Investment Company Act of 1940 Release No. 19214) issued by the Securities and
          Exchange Commission in connection with the application for exemption filed by Dreyfus A Bonds Plus, Inc., et al., and any existing or future amendment to such order or any rule or interpretation under the Investment
          Company Act of 1940, as amended, that modifies or supersedes such order (the "Order").

               (c) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the corporation irrespective of the class thereof. All holders of shares of stock shall vote as a single class except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, or except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

Except as provided above, all provisions of the Articles of Incorporation relating to stock of the corporation shall apply to shares of, and to the holders of, all classes of stock.

          (6) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

          (7) The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

          (8) The corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate evidencing a fractional share.

          (9) No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          SIXTH: (1) The number of directors of the corporation, until such number shall be increased or decreased pursuant to the by-laws of the corporation, is one. The number of directors shall never be less than the minimum number prescribed by the Maryland General Corporation Law.

      (2) The name of the person who shall act as director of the corporation until the first annual meeting or until his successor or successors are duly chosen and qualify is as follows:
               A. Thomas Smith III

          (3) The initial by-laws of the corporation shall be adopted by the directors at their organizational meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.

          (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations, or liabilities of the corporation;
the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the corporation; the amount of net investment income; the number of shares of stock outstanding; the estimated expense in connection with purchases or redemptions of the corporation's stock; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase, redemption and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     SEVENTH: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (2) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The board of directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

          (3) No provision of this Article SEVENTH shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

    (4) References to the Maryland General Corporation Law in this Article SEVENTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article SEVENTH based on any event, omission or proceeding prior to such amendment.

          EIGHTH: Any holder of shares of stock of the corporation may require the corporation to redeem and the corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

               (a) The redemption price per share shall be the net asset value per share determined at such time or times as the Board of Directors of the corporation shall designate in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder or exemption or exception therefrom, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

               (b) Net asset value per share of a class shall be determined by dividing:

                         (i)  The total value of the assets of
             such class or, in the case of a class invested
                    in a common investment portfolio with other classes, such class's proportionate share of the total value of the assets of the common investment portfolio, such value determined as
              provided in Subsection (c) below less, to the
                    extent determined by or pursuant to the
                    direction of the Board of Directors, all debts, obligations and liabilities of such class (which debts, obligations and liabilities shall include, without limitation
                    of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of
              the foregoing, whether for taxes, expenses or
             otherwise) but excluding such class' liability
                    upon its shares and its surplus, by

                  (ii)  The total number of shares of such
                    class outstanding.

               The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

               (c) In determining for the purposes of these Articles of Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.

               (d)  Payment of the redemption price by the
    corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made.

               The corporation, pursuant to resolution of the Board of Directors, may deduct from the payment made for any shares redeemed a liquidating charge not in excess of five percent (5%) of the redemption price of the shares so redeemed, and the Board of Directors may alter or suspend any such liquidating charge from time to time.

               (e)  Redemption of shares of stock by the
          corporation is conditional upon the corporation having funds or property legally available therefor.

               (f) The corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, less a charge not to exceed five percent (5%)
          of such net asset value, if and as fixed by resolution of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

               (g) The corporation, pursuant to resolution of the Board of Directors, may cause the redemption, upon the terms set forth in such resolution and in subsections (a) through (e) and subsection (h) of this
    Article EIGHTH, of shares of stock owned by stockholders whose shares have an aggregate net asset value less than such amount as may be fixed from time to time by the Board of Directors. Notwithstanding any other provision of this Article EIGHTH, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

               (h)  The obligations set forth in this Article
          EIGHTH may be suspended or postponed as may be permissible under the Investment Company Act of 1940 and the rules and regulations thereunder.

               (i) The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.


          NINTH: All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.

          TENTH: From time to time any of the provisions of the Charter of the corporation may be amended, altered or repealed, including amendments which alter the contract rights of any class of stock outstanding, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article.

          IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated:  July 15, 1993

                              /s/ David Stephens
                              David Stephens, Incorporator

                       ARTICLES OF AMENDMENT


       DREYFUS GROWTH ALLOCATION FUND, INC. a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore,
Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

      FIRST:The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

     "SECOND: The name of the corporation (hereinafter called the corporation') is Dreyfus Retirement Portfolios, Inc."

    SECOND: The charter of the Corporation is hereby amended by striking Article FIFTH (1) of the Articles of Incorporation and inserting in lieu thereof the following:

       "FIFTH : (1) The total number of shares of stock which the corporation has authority to issue is three hundred million (300,000,000) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) each, of which one hundred million (100,000,000) shares are classified as shares of the Growth and Income Portfolio, one hundred million (100,000,000) shares are classified shares of the Income Portfolio and one hundred million (100,000,000) shares are classified as shares of the Growth Portfolio. All of the authorized shares of Common Stock are further classified as Investor Class shares (50,000,000) allocated to each Portfolio) and Class R shares (50,000,000 allocated to each Portfolio)."

       THIRD:  Each share of Common Stock
of the Corporation that is issued and outstanding when these Articles of Amendment become effective will at such time automatically convert into and be reclassified as an issued and outstanding Class R share of the Growth and Income Portfolio.

     FOURTH:  The Board of Directors of
the Corporation approved the foregoing amendments to the charter as set forth in Articles FIRST, SECOND and THIRD hereto, and declared that said amendment was advisable. The Corporation's sole stockholder approved said amendment by consent action on March 9, 1995.

   The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

             IN WITNESS WHEREOF, Dreyfus Growth Allocation Fund, Inc. has caused this instrument to be filed in its name and on its behalf by its Vice
President, Eric B. Fischman, and witnessed by its Assistant Secretary, Ruth D. Leibert, on the 10th day of March, 1995.

          DREYFUS GROWTH ALLOCATION FUND, INC.


                      BY:/s/Eric B. Fischman
                      Eric B. Fischman, Vice President
WITNESSED:

/s/Ruth D. Leibert
Ruth D. Leibert, Assistant Secretary


                    ARTICLES OF AMENDMENT

      DREYFUS RETIREMENT PORTFOLIOS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

"SECOND: The name of the corporation (hereinafter called the corporation) is Dreyfus LifeTime Portfolios, Inc."

SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

THIRD: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these
Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, Dreyfus Retirement Portfolios, Inc. has caused this instrument to be filed in its name and on its behalf by its Vice President, Eric B. Fischman, and witnessed by its Assistant Secretary, Ruth D. Leibert, on the 27th day of April, 1995.

                     DREYFUS RETIREMENT PORTFOLIOS, INC.

                              BY:/s/ Eric B. Fischman

                             Eric B. Fischman, Vice President
ATTEST:

/s/ Ruth D. Leibert
Ruth D. Leibert,
  Assistant Secretary

                                        EXHIBIT 2
                              BY-LAWS
                                OF
                 DREYFUS LIFETIME PORTFOLIOS, INC.
                     (A Maryland Corporation)
                            ___________
                            ARTICLE I

                           STOCKHOLDERS


          1. CERTIFICATES REPRESENTING STOCK. Certificates representing shares of stock shall set forth thereon the statements prescribed by Section 2-211 of the Maryland General Corporation Law ("General Corporation Law") and by any other applicable provision of law and shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an
Assistant Treasurer and may be sealed with the corporate seal. The signatures of any such officers may be either manual or facsimile signatures and the corporate seal may be either facsimile or any other form of seal. In case any such officer who has signed manually or by facsimile any such certificate ceases to be such officer before the certificate is issued, it nevertheless may be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

          No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized in Section 2-207 of the General
Corporation Law.

   The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require, in its discretion, the owner of any such certificate or his legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate.

          2. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the record holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

          3. RECORD DATE FOR STOCKHOLDERS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stock-holders: (1) The record date for the determination of stock-holders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting; and
(2) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than 60 days after the date on which the resolution is adopted.

    4. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share of stock" or "shares of stock" or "stockholder" or "stock-holders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock and said reference also is intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class or series upon which or upon whom the Charter confers such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Charter may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

          5.  STOCKHOLDER MEETINGS.

    - ANNUAL MEETINGS. If a meeting of the stockholders of the corporation is required by the Investment Company Act of 1940, as amended, to elect the directors, then there shall be submitted to the stockholders at such meeting the question of the election of directors, and a meeting called for that purpose shall be designated the annual meeting of stockholders for that year. In other years in which no action by stockholders is required for the aforesaid election of directors, no annual meeting need be held.

          - SPECIAL MEETINGS. Special stockholder meetings for any purpose may be called by the Board of Directors or the President and shall be called by the Secretary for the purpose of removing a Director and for all other purposes whenever the holders of shares entitled to at least ten percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.

          - PLACE AND TIME. Stockholder meetings shall be held at such place, either within the State of Maryland or at such other place within the United States, and at such date or dates as the directors from time to time may fix.

          - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written or printed notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting.
The notice of a special meeting shall state in all instances the purpose or purposes for which the meeting is called. Written or printed notice of any meeting shall be given to each stockholder either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business not less than ten days and not more than ninety days before the date of the meeting, unless any provisions of the General Corporation Law shall prescribe a different elapsed period of time, to each stockholder at his address appearing on the books of the corporation or the address supplied by him for the purpose of notice. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the corporation with postage thereon prepaid. Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provisions of these by-laws or of the General Corpora-tion Law, a waiver thereof in writing, signed by the stockholder and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance or representation at the meeting shall be deemed equivalent to the giving of such notice to such stockholder. The foregoing requirements of notice also shall apply, whenever the corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not entitled to vote at the meeting, but who are entitled to notice thereof and to dissent from any action taken thereat.

          - STATEMENT OF AFFAIRS. The President of the corporation or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the corporation in the State of Maryland.

          - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the President, the Chairman of the Board, a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

          - PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, expressing consent or dissent without a meeting or otherwise. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein.

    - INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the direc-tors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stock-holder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     - VOTING. Each share of stock shall entitle the holder thereof to one vote, except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Except for election of directors, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may come before a meeting, unless more than a majority of votes cast is required by the corporation's Articles of Incorporation. A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.

          6. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and such consent and waiver are filed with the records of the corporation.

                            ARTICLE II

                        BOARD OF DIRECTORS

          1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed under the direction of a Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

          2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Maryland. The initial Board of Directors shall consist of one person. Thereafter, the number of directors constituting the entire board shall never be less than three or the number of stockholders, whichever is less. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than three or the number of stockholders, whichever is less, nor more than twelve and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

          3. ELECTION AND TERM. The first Board of Directors shall consist of the director named in the Articles of Incorporation and shall hold office until the first meeting of stockholders or until his successor has been elected and qualified.
Thereafter, directors who are elected at a meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their successors have been elected and qualified. Newly created directorships and any vacancies in the Board of Directors, other than vacancies resulting from the removal of directors by the stockholders, may be filled by the Board of Directors, subject to the provisions of the Investment Company Act of 1940. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors then in office. All vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum thereof.

          4.  MEETINGS.

          - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors conveniently may assemble.

          - PLACE. Meetings shall be held at such place within or without the State of Maryland as shall be fixed by the Board.

   - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the President or of a majority of the directors in office.

          - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Whenever any notice of the time, place or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the General Corporation Law or of these by-laws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting shall be deemed equivalent to the giving of such notice to such director or such committee member.

    - QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board and, in no event, less than two directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise specifically provided by the Articles of Incorporation, the General Corporation Law or these by-laws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

   - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, or the President or any other director chosen by the Board, shall preside at all meetings.

          5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders, who may elect a successor or successors to fill any resulting vacancy or vacancies for the unexpired term of the removed director or directors.

   6. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and may delegate to such committee or committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except the power to amend the by-laws, to approve any consolidation, merger, share exchange or transfer of assets, to declare dividends, to issue stock or to recommend to stockholders any action requiring the stockholders' approval.
In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

          7. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or any such committee.

          Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                            ARTICLE III

                             OFFICERS


          The corporation may have a Chairman of the Board and shall have a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors, and may have such other officers, assistant officers and agents as the Board of Directors shall authorize from time to time. Any two or more offices, except those of President and Vice President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

          Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

                            ARTICLE IV

         PRINCIPAL OFFICE - RESIDENT AGENT - STOCK LEDGER

          The address of the principal office of the corporation in the State of Maryland prescribed by the General Corporation Law is 32 South Street, c/o The Corporation Trust Incorporated, Baltimore, Maryland 21202. The name and address of the resident agent in the State of Maryland prescribed by the General Corporation Law are: The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

   The corporation shall maintain, at its principal office in the State of Maryland prescribed by the General Corporation Law or at the business office or an agency of the corporation, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          The corporation shall keep at said principal office in the State of Maryland the original or a certified copy of the by-laws, including all amendments thereto, and shall duly file thereat the annual statement of affairs of the corporation prescribed by Section 2-314 of the General Corporation Law.

                             ARTICLE V

                          CORPORATE SEAL

    The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                            ARTICLE VI

                            FISCAL YEAR

          The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                            ARTICLE VII
                       CONTROL OVER BY-LAWS

          The power to make, alter, amend and repeal the by-laws is vested in the Board of Directors of the corporation.

                          ARTICLE VIII
                          INDEMNIFICATION

          1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the law. The corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with law. The indemnifica-tion and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

    2. ADVANCES. Any current or former director or officer of the corporation seeking indemnification within the scope of this Article shall be entitled to advances from the corporation for payment of the reasonable expenses incurred by him in con-nection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the General Corporation Law. The person seeking indemnification shall provide to the corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the corporation for his undertaking;
(b) the corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily avail-able to the corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

          3. PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by
(i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

    4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940, as amended.

          5. OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested non-party directors or otherwise.

          6. AMENDMENTS. References in this Article are to the General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of the by-laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

Dated:  July 15, 1993
As Revised:  April 28, 1995

                              EXHIBIT 6(a)

                       MANAGEMENT AGREEMENT

                 DREYFUS LIFETIME PORTFOLIOS, INC.
                  200 Park Avenue
                  New York, New York 10166

                               August 24, 1994
                               Amended, February 2, 1995
                               Revised, April 28, 1995

The Dreyfus Corporation
200 Park Avenue
New York, New York  10166

Dear Sirs:

          The above-named investment company (the "Fund") consisting of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), herewith confirms its agreement with you as follows:

   The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its
Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund desires to employ you to act as its investment adviser.

          In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect. We have discussed and concur in your employing on this basis Mellon Equity Associates, Inc. to act as the sub-investment adviser to each Series (the "Sub-Investment Adviser") to provide day-to-day management of each Series' investments.

          Subject to the supervision and approval of the Fund's Board, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise the continuous program of investment, evaluation and, if appropriate, sale and reinvestment of each Series' assets conducted by the Sub-Investment Adviser. You will furnish to the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Fund may reasonably request. The Fund wishes to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.

          In addition, you will supply office facilities (which may be in your own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to the Series' stockholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities;
calculate the net asset value of each Series' shares; and generally assist in all aspects of the Fund's operations. You shall have the right, at your expense, to engage other entities to assist you in performing some or all of the obligations set forth in this paragraph, provided each such entity enters into an agreement with you in form and substance reasonably satisfactory to the Fund. You agree to be liable for the acts or omissions of each such entity to the same extent as if you had acted or failed to act under the circumstances.

          You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that neither you nor the Sub-Investment Adviser shall be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series, provided that nothing herein shall be deemed to protect or purport to protect you or the Sub-Investment Adviser against any liability to the Fund or the relevant Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder, or to which the Sub-Investment Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under its Sub-Investment Advisory Agreement with you or by reason of its reckless disregard of its obligations and duties under said Agreement.

          In consideration of services rendered pursuant to this Agreement, the Fund will pay you on the first business day of each month a fee at the rate set forth opposite each Series' name on Schedule 1 hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current
Prospectus and Statement of Additional Information. The fee for the period from the date of the commencement of the public sale of a Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

   For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.

          You will bear all expenses in connection with the performance of your services under this Agreement and will pay all fees of the Sub-Investment Adviser in connection with its duties in respect of the Fund. All other expenses to be incurred in the operation of the Fund (other than those borne by the Sub-Investment Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Sub-Investment Adviser or any affiliate of you or the Sub-Investment Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

          As to each Series, if in any fiscal year the aggregate expenses of the Series (including fees pursuant to this Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Series, the Fund may deduct from the fees to be paid hereunder, or you will bear, such excess expense to the extent required by state law. Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

          The Fund understands that you and the Sub-Investment Adviser now act, and that from time to time hereafter you or the Sub-Investment Adviser may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your and the Sub-Investment Adviser's so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more such companies or accounts which have available funds for investment, the available securities will be allocated in a manner believed to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

    In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          Neither you nor the Sub-Investment Adviser shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this
Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement and, in the case of the Sub-Investment Adviser, for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under its Sub-Investment Advisory Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto
(the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' notice, by you. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act).

          The Fund recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Dreyfus" as part of their name, and that your corporation or its affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Fund's investment adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "Dreyfus" in any form or combination of words.

          The Fund is agreeing to the provisions of this Agreement that limit the Sub-Investment Adviser's liability and other provisions relating to the Sub-Investment Adviser so as to induce the Sub-Investment Adviser to enter into its Sub-Investment
Advisory Agreement with you and to perform its obligations thereunder. The Sub-Investment Adviser is expressly made a third party beneficiary of this Agreement with rights as respects the Fund to the same extent as if it had been a party hereto.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                         Very truly yours,

                         DREYFUS LIFETIME PORTFOLIOS, INC.

                         By:________________________________

Accepted:
THE DREYFUS CORPORATION
By:_______________________________

                            SCHEDULE 1

                         Annual Fee as
                         a Percentage
                          of Average
                          Daily Net
Name of Series             Assets       Reapproval Date
Reapproval Day

Income Portfolio         .60 of 1%      February 2, 1997
February 2nd
Growth and Income
  Portfolio              .75 of 1%      February 2, 1997
February 2nd
Growth Portfolio         .75 of 1%      February 2, 1997
February 2nd

                                      EXHIBIT 6(b)

                 SUB-INVESTMENT ADVISORY AGREEMENT

                      THE DREYFUS CORPORATION
                          200 Park Avenue
                     New York, New York  10166

                                    February 2, 1995
                                    Revised, April 28, 1995

Mellon Equity Associates, Inc.
500 Grant Street
Pittsburgh, Pennsylvania 15258

Dear Sirs:

   As you are aware, Dreyfus Lifetime Portfolios, Inc. (the "Fund") desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its Pros-pectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund intends to employ The Dreyfus Corporation (the "Adviser") to act as its investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. The Adviser desires to employ you to act as the sub-investment adviser to each of the Fund's series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series").

          In this connection, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

    Subject to the supervision and approval of the Adviser, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise each Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' assets. You will furnish to the Adviser or the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Adviser or the Fund may reasonably request. The Fund and the Adviser wish to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund or the Adviser from time to time such information as you may believe appropriate for this purpose.

          You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Fund or the Series or its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          In consideration of services rendered pursuant to this Agreement, the Adviser will pay you, on the first business day of each month, out of the management fee it receives with respect to the Series and only to the extent thereof, a fee at the rate set forth opposite each Series' name on Schedule 1 hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date following the commencement of the public sale of a Series' shares (after any sales are made to the Adviser) to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of date of termination of this Agreement.

   For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.

          You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, Securities and Exchange Commis-sion fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

          As to each Series, if in any fiscal year the aggregate expenses of the Series (including fees pursuant to the Fund's Management Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Series, the Adviser may deduct from the fees to be paid hereunder, or you will bear such excess expense on a pro-rata basis with the Adviser, in the proportion that the sub-advisory fee payable to you pursuant to this Agreement bears to the fee payable to the Adviser pursuant to the Management Agreement, to the extent required by state law.
Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

    The Adviser understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Adviser has no objection to your so acting, provided that when purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account.
It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

     In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto
(the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty (i) by the Adviser upon 60 days' notice to you, (ii) by the Fund's Board or by vote of the holders of a majority of such Series' shares upon 60 days' notice to you, or
(iii) by you upon not less than 90 days' notice to the Fund and the Adviser. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act). In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                              Very truly yours,
                              THE DREYFUS CORPORATION
                              By:_________________________
Accepted:
MELLON EQUITY ASSOCIATES, INC.

By:__________________________

                            SCHEDULE 1

                         Annual Fee as
                         a Percentage
                          of Average
                          Daily Net
Name of Series             Assets       Reapproval Date
Reapproval
Day

Income Portfolio             *          February 2, 1997
February 2nd

Growth and Income
 Portfolio                   *          February 2, 1997
February 2nd


Growth Portfolio             *          February 2, 1997
February 2nd

________________________________
* .35% of the Portfolio's average daily net assets up to $600 million in Fund assets; .25% of the Portfolio's average daily net assets when the Fund's assets are between $600 million and $1.2 billion; .20% of the Portfolio's average daily net assets when the Fund's assets are between $1.2 billion and $1.8 billion; and .15% of the Portfolio's average daily net assets when the Fund's assets are over $1.8 billion.

                                           EXHIBIT 7

                           DISTRIBUTION AGREEMENT

                      DREYFUS LIFETIME PORTFOLIOS, INC.
                       200 Park Avenue
                       New York, New York 10166


                                  August 24, 1994
                                  Amended, February 2, 1995
                                  Revised, April 28, 1995

Premier Mutual Fund Services, Inc.
One Exchange Place
Tenth Floor
Boston, Massachusetts  02109

Dear Sirs:

               This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Fund") has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each Series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Exhibit, shares of the Fund. For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized shares.

           1.  Services as Distributor

         1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

       1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

    1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the
Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

    1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

     1.5 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of Shares.

    1.6 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification.
You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

    1.7 The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers;
and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

   1.8 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder.
As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission;
that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The Fund may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable.
If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

      1.9 The Fund authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of
Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof. The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its address set forth above within ten days after the summons or other first legal process shall have been served. The failure so to notify the
Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you.

In the event the Fund
elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 1.9 and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

    1.10 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter or telegram addressed to you at your address set forth above within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or
Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.
The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph
        1.10. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors.

You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

        1.11 No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

      1.12 The Fund agrees to advise you immediately in writing:

      (a)  of any request by the Securities and Exchange
Commission for amendments to the registration statement or prospectus then in effect or for additional information;

     (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

     (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                   (d)  of all actions of the Securities and
               Exchange Commission with respect to any
amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange
Commission.

                2.  Offering Price

               Shares of any class of the Fund offered for sale by you shall be offered for sale at a price per share (the "offering price") approximately equal to (a) their net asset value (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus.
You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

               3.  Term

               This agreement shall continue until the date (the "Reapproval Date") set forth on Exhibit A hereto (and, if the Fund has Series, a separate Reapproval Date shall be specified on Exhibit A for each Series), and thereafter shall continue automatically for successive annual periods ending on the day (the "Reapproval Day") of each year set forth on Exhibit A hereto, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment
Company Act of 1940) of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on 60 days' notice, by vote of holders of a majority of the Fund's or, as to any relevant Series, such Series' outstanding voting securities or by the Fund's Board as to the Fund or the relevant Series, as the case may be. This agreement is terminable by you, upon 270 days' notice, effective on or after the fifth anniversary of the date hereof. This agreement also will terminate automatically, as to the Fund or relevant Series, as the case may be, in the event of its assignment (as defined in said Act).

               4.  Exclusivity

       So long as you act as the distributor of Shares, you shall not perform any services for any entity other than investment companies advised or administered by The Dreyfus Corporation. The Fund acknowledges that the persons employed by you to assist in the performance of your duties under this agreement may not devote their full time to such service and nothing contained in this agreement shall be deemed to limit or restrict your or any of your affiliates right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

               Please confirm that the foregoing is in
accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                              Very truly yours,

                              DREYFUS LIFETIME PORTFOLIOS, INC.

                              By:

Accepted:
PREMIER MUTUAL FUND SERVICES, INC.
By:_______________________________

                                  EXHIBIT A



Name of Series        Reapproval Date        Reapproval Day
Income Portfolio      February 2, 1997       February 2nd
Growth and Income
  Portfolio           February 2, 1997       February 2nd

Growth Portfolio      February 2, 1997       February 2nd

                                          EXHIBIT 9

                       AMENDED AND RESTATED
                         CUSTODY AGREEMENT


          Amended and Restated Custody Agreement made as of April 28, 1995 between DREYFUS LIFETIME PORTFOLIOS, INC., a corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at 200 Park Avenue, New York, New York 10166
(hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 90 Washington Street, New York, New York 10286 (hereinafter called the "Custodian").

                       W I T N E S S E T H :

that for and in consideration of the mutual promises hereinafter set forth the Fund and the Custodian agree as follows:

                             ARTICLE I

                            DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          1. "Authorized Person" shall be deemed to include the Treasurer, the Controller or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Directors of the Fund to give Oral Instructions and Written
Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

          2. "Available Balance" shall mean for any given day during a calendar year the aggregate amount of Federal Funds held in the Fund's custody account(s) at The Bank of New York, or its successors, as of the close of such day or, if such day is not a business day, the close of the preceding business day.

          3. "Bankruptcy" shall mean with respect to a party such party's making a general assignment, arrangement or composition with or for the benefit of its creditors, or instituting or having instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or the entry of an order for relief under the Federal bankruptcy law or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or if a petition is presented for the winding up or liquidation of the party or a resolution is passed for its winding up or liquidation, or it seeks, or becomes subject to, the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets or its taking any action in furtherance of, or indicating its consent to approval of, or acquiescence in, any of the foregoing.

          4.  "Book-Entry System" shall mean the Federal
Reserve/Treasury book-entry system for United States and Federal agency securities, its successor or successors and its nominee or nominees.

          5. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

    6. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Officers of the Fund.

          7. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

   8. "Collateral Account" shall mean a segregated account so denominated and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in para-graph 8 of Article V herein, or (b) any receipt described in
Article V or VIII herein.

          9. "Consumer Price Index" shall mean the U.S. Consumer Price Index, all items and all urban consumers, U.S. city average 1982-84 equals 100, as first published without seasonal adjustment by the Bureau of Labor Statistics, the Department of Labor, without regard to subsequent revisions or corrections by such Bureau.

          10. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.

          11. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Directors specifically approving deposits in DTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Directors specifically approving deposits therein by the Custodian.

          12. "Earnings Credit" shall mean for any given day during a calendar year the product of (a) the Federal Funds Rate for such date minus .25%, and (b) 82% of the Available Balance.

          13. "Federal Funds" shall mean immediately available same day funds.

          14. "Federal Funds Rate" shall mean, for any day, the Federal Funds (Effective) interest rate so denominated as published in Federal Reserve Statistical Release H.15 (519) and applicable to such day and each succeeding day which is not a business day.

          15. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities, including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S.
Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

          16.  "Futures Contract" shall mean a Financial Futures
Contract and/or Stock Index Futures Contracts.

          17. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

    18. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant or Clearing Member, or in the name of the Fund for the benefit of a broker, dealer, futures commission merchant or Clearing Member, or otherwise, in accordance with an agreement between the Fund, the Custodian and a broker, dealer, futures commission merchant or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry on its books and records.

          19. "Merger" shall mean (a) with respect to the Fund, the consolidation or amalgamation with, merger into, or transfer of all or substantially all of its assets to, another entity, where the Fund is not the surviving entity, and (b) with respect to the Custodian, any consolidation or amalgamation with, merger into, or transfer of all or substantially all of its assets to, another entity, except for any such consolidation, amalgamation, merger or transfer of assets between the Custodian and The Bank of New York Company, Inc. or any subsidiary thereof, or the Irving Bank Corporation or any subsidiary thereof, provided that the surviving entity agrees to be bound by the terms of this Agreement.

     20. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in Federal funds on the same date as such purchase or sale.

    21. "O.C.C." shall mean Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities
Exchange Act of 1934, its successor or successors, and its nominee or nominees.

          22. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

          23.  "Option" shall mean a Call Option, Covered Call
Option, Stock Index Option and/or a Put Option.

          24.  "Oral Instructions" shall mean verbal
instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

          25. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

          26. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

          27. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stock and other instruments or rights having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities
(including, without limitation, general obligation bonds, revenue bonds and industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

          28. "Segregated Security Account" shall mean an account maintained under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.

          29. "Shares" shall mean the shares of Common Stock of the Fund, each of which, in the case of a Fund having Series, is allocated to a particular Series.

          30. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

          31. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.

          32. "Written Instructions" shall mean written communications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

                            ARTICLE II

                     APPOINTMENT OF CUSTODIAN

          1. The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at any time owned by the Fund during the period of this Agreement, except that (a) if the Custodian fails to provide for the custody of any of the Fund's Securities and moneys located or to be located outside the United States in a manner satisfactory to the Fund, the Fund shall be permitted to arrange for the custody of such Securities and moneys located or to be located outside the United States other than through the Custodian at rates to be negotiated and borne by the Fund and (b) if the Custodian fails to continue any existing sub-custodial or similar arrangements on substantially the same terms as exist on the date of this Agreement, the Fund shall be permitted to arrange for such or similar services other than through the Custodian at rates to be negotiated and borne by the Fund. The Custodian shall not charge the Fund for any such terminated services after the date of such termination.

          2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                            ARTICLE III

                  CUSTODY OF CASH AND SECURITIES

          1. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, including cash received for the issuance of its shares, at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Directors of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of
Securities collateral. Prior to a deposit of Securities of the Fund in the Depository the Fund shall deliver to the Custodian a certified resolution of the Directors of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys of the Fund deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options as provided in this Agreement, the Custodian shall have received a certified resolution of the Fund's Board of Directors approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement.

     2. The Custodian shall credit to a separate account in the name of the Fund all moneys received by it for the account of the Fund, and shall disburse the same only:

          (a) In payment for Securities purchased, as provided in Article IV hereof;

          (b) In payment of dividends or distributions, as provided in Article XI hereof;

          (c) In payment of original issue or other taxes, as provided in Article XII hereof;

          (d) In payment for Shares redeemed by it, as provided in Article XII hereof;

          (e) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, and the purpose for which payment is to be made; or

          (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in
Article XV hereof.

          3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where Securities are transferred to the account of the Fund, the Custodian shall also by book-entry or otherwise identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for the Fund under this Agreement.

          4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held for the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the
Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of the Fund physically segregated at all times from those of any other person or persons.

          5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the
Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

          (a) Collect all income due or payable and, in any event, if the Custodian receives a written notice from the Fund specifying that an amount of income should have been received by the Custodian within the last 90 days, the Custodian will provide a conditional payment of income within 60 days from the date the Custodian received such notice, unless the Custodian reasonably concludes that such income was not due or payable to the Fund, provided that the Custodian may reverse any such conditional payment upon its reasonably concluding that all or any portion of such income was not due or payable, and provided further that the Custodian shall not be liable for failing to collect on a timely basis the full amount of income due or payable in respect of a "floating rate instrument" or "variable rate instrument" (as such terms are defined under Rule 2a-7 under the Investment Company Act of 1940, as amended) if it has acted in good faith, without negligence or willful misconduct.

          (b) Present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in
Appendix C annexed hereto, which may be amended at any time by the Custodian upon five business days' prior notification to the Fund;

          (c) Present for payment and collect the amount payable upon all Securities which may mature;

          (d) Surrender Securities in temporary form for definitive Securities;

          (e) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

    (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

  6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

          (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

          (b) Deliver any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (c) Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said order to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

    (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

          7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Futures Contract, Option or Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instruments or certificates are available. The Fund shall deliver to the Custodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Futures Contracts, Options or Futures Contract Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or futures commission merchants with respect to such Futures Contracts, Options or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, provided, however, that payments to or deliveries from the Margin Account shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

                            ARTICLE IV

 PURCHASE AND SALE OF INVESTMENTS OF THE FUND OTHER THAN
OPTIONS, FUTURES CONTRACTS, FUTURES CONTRACT OPTIONS AND REVERSE

                 REPURCHASE AGREEMENTS

          1. Promptly after each purchase of Securities by the Fund, other than a purchase of any Option, Futures Contract, Futures Contract Option or Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such purchase:
(a) the name of the issuer and the title of the Securities; (b) the number of shares or the principal amount purchased and accrued interest, if any; (c) the date of purchase and settlement; (d) the purchase price per unit; (e) the total amount payable upon such purchase; (f) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (g) the name of the broker to which payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Fund, pay out of the moneys held for the account of the Fund the total amount payable to the person from whom, or the broker through whom, the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions.

   2. Promptly after each sale of Securities by the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option or Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security; (b) the number of shares or principal amount sold, and accrued interest, if any; (c) the date of sale;
(d) the sale price per unit; (e) the total amount payable to the Fund upon such sale; (f) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (g) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

                             ARTICLE V

                              OPTIONS

          1. Promptly after the purchase of any Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each Option purchased: (a) the type of Option (put or call); (b) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock
Index Option, the stock index to which such Option relates and the number of Stock Index Options purchased; (c) the expiration date; (d) the exercise price; (e) the dates of purchase and settlement;
(f) the total amount payable by the Fund in connection with such purchase; (g) the name of the Clearing Member through which such Option was purchased; and (h) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Fund, out of moneys held for the account of the Fund, the total amount payable upon such purchase to the Clearing
Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.

          2. Promptly after the sale of any Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the type of Option (put or call); (b) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold;
(c) the date of sale; (d) the sale price; (e) the date of settlement; (f) the total amount payable to the Fund upon such sale; and (g) the name of the Clearing Member through which the sale was made. The Custodian shall consent to the delivery of the
Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the Fund, provided that the same conforms to the total amount payable as set forth in such Certificate.

     3. Promptly after the exercise by the Fund of any Call Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Call Option: (a) the name of the issuer and the title and number of shares subject to the Call Option; (b) the expiration date; (c) the date of exercise and settlement; (d) the exercise price per share; (e) the total amount to be paid by the Fund upon such exercise; and (f) the name of the Clearing Member through which such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of the Fund the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificate.

          4. Promptly after the exercise by the Fund of any Put Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the name of the issuer and the title and number of shares subject to the Put Option; (b) the expiration date; (c) the date of exercise and settlement; (d) the exercise price per share; (e) the total amount to be paid to the Fund upon such exercise; and (f) the name of the Clearing Member through which such Put Option was exercised. The Custodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities, provided the same conforms to the amount payable to the Fund as set forth in such Certificate.

  5.  Promptly after the exercise by the Fund of any Stock
Index Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the type of Stock Index Option (put or call); (b) the number of Options being exercised; (c) the stock index to which such Option relates;
(d) the expiration date; (e) the exercise price; (f) the total amount to be received by the Fund in connection with such exercise; and (g) the Clearing Member from which such payment is to be received.

  6.  Whenever the Fund writes a Covered Call Option, the
Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same;
(b) the expiration date; (c) the exercise price; (d) the premium to be received by the Fund; (e) the date such Covered Call Option was written; and (f) the name of the Clearing Member through which the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call
Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

          7. Whenever a Covered Call Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call
Option and specifying: (a) the name of the issuer and the title and number of shares subject to the Covered Call Option; (b) the Clearing Member to whom the underlying Securities are to be delivered; and (c) the total amount payable to the Fund upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying
Securities as specified in the Certificate for the amount to be received as set forth in such Certificate.

          8. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (b) the expiration date; (c) the exercise price; (d) the premium to be received by the Fund;
(e) the date such Put Option is written; (f) the name of the Clearing Member through which the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (g) the amount of cash, and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; and (h) the amount of cash and/or the amount and kind of Securities to be deposited into the Collateral Account. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

          9. Whenever a Put Option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying:
(a) the name of the issuer and title and number of shares subject to the Put Option; (b) the Clearing Member from which the underlying Securities are to be received; (c) the total amount payable by the Fund upon such delivery; (d) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Collateral Account; and (e) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of the Fund the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate, and shall make the withdrawals specified in such Certificate.

    10.  Whenever the Fund writes a Stock Index Option, the
Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) whether such Stock Index Option is a put or a call; (b) the number of Options written; (c) the stock index to which such Option relates;
(d) the expiration date; (e) the exercise price; (f) the Clearing
Member through which such Option was written; (g) the premium to be received by the Fund; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated
Security Account; (i) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Collateral Account; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the Segregated Security Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the
Certificate, or (2) make the deposits into the Margin Account specified in the Certificate.

          11. Whenever a Stock Index Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option:
(a) such information as may be necessary to identify the Stock Index Option being exercised; (b) the Clearing Member through which such Stock Index Option is being exercised; (c) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Fund; (d) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the
Custodian shall pay to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.

    12. Whenever the Fund purchases any Option identical to a previously written Option described in paragraphs 6, 8 or 10 of this Article in a transaction expressly designated as a "Closing
Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction; (b) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index
Option, the stock index to which such Option relates and the number of Options held; (c) the exercise price; (d) the premium to be paid by the Fund; (e) the expiration date; (f) the type of Option (put or call); (g) the date of such purchase; (h) the name of the Clearing Member to which the premium is to be paid; and (i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, a specified Margin Account or the Segregated Security Account. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or
10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

   13. Upon the expiration or exercise of, or consummation of a Closing Purchase Transaction with respect to, any Option purchased or written by the Fund and described in this Article, the Custodian shall delete such Option from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, the Margin Account and/or the Segregated Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.

                            ARTICLE VI

                         FUTURES CONTRACTS

          1. Whenever the Fund shall enter into a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract (or with respect to any number of identical Futures Contract(s)): (a) the category of Futures Contract (the name of the underlying stock index or financial instrument); (b) the number of identical Futures Contracts entered into; (c) the delivery or settlement date of the Futures Contract(s); (d) the date the Futures Contract(s) was (were) entered into and the maturity date; (e) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (f) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; (g) the name of the broker, dealer or futures commission merchant through which the Futures Contract was entered into; and
(h) the amount of fee or commission, if any, to be paid and the name of the broker, dealer or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment of the fee or commission, if any, specified in the Certificate and deposit in the Segregated Security Account the amount of cash and/or the amount and kind of Securities specified in said Certificate.

   2. (a) Any variation margin payment or similar payment required to be made by the Fund to a broker, dealer or futures commission merchant with respect to an outstanding Futures Contract shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

   (b) Any variation margin payment or similar payment from a broker, dealer or futures commission merchant to the Fund with respect to an outstanding Futures Contract shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Futures Contract;
(b) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer or futures commission merchant to or from which payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the Segregated Security Account. The Custodian shall make the payment or delivery specified in the Certificate and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein.

          4. Whenever the Fund shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate specifying: (a) the items of information required in a Certificate described in paragraph 1 of this Article, and (b) the
Futures Contract being offset. The Custodian shall make payment of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Segregated Security Account as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.


                            ARTICLE VII

                     FUTURES CONTRACT OPTIONS

   1. Promptly after the purchase of any Futures Contract Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract
Option:  (a) the type of Futures Contract Option (put or call);
(b) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased; (c) the expiration date; (d) the exercise price; (e) the dates of purchase and settlement;
(f) the amount of premium to be paid by the Fund upon such purchase; (g) the name of the broker or futures commission merchant through which such option was purchased; and (h) the name of the broker or futures commission merchant to whom payment is to be made. The Custodian shall pay the total amount to be paid upon such purchase to the broker or futures commission merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

          2. Promptly after the sale of any Futures Contract Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the type of Futures Contract Option (put or call); (b) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (c) the date of sale; (d) the sale price; (e) the date of settlement; (f) the total amount payable to the Fund upon such sale; and (g) the name of the broker or futures commission merchant through which the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount payable to the Fund, provided the same conforms to the total amount payable as set forth in such Certificate.

    3.  Whenever a Futures Contract Option purchased by the
Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying:
(a) the particular Futures Contract Option (put or call) being exercised; (b) the type of Futures Contract underlying the Futures
Contract Option; (c) the date of exercise; (d) the name of the broker or futures commission merchant through which the Futures Contract Option is exercised; (e) the net total amount, if any, payable by the Fund; (f) the amount, if any, to be received by the Fund; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Segregated Security Account.
The Custodian shall make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

   4. Whenever the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the type of Futures Contract Option (put or call); (b) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the name of the broker or futures commission merchant through which the premium is to be received; and (g) the amount of cash and/or the amount and kind of
Securities, if any, to be deposited in the Segregated Security Account. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits into the Segregated Security Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          5. Whenever a Futures Contract Option written by the Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the particular Futures Contract Option exercised; (b) the type of Futures Contract underlying the Futures Contract Option; (c) the name of the broker or futures commission merchant through which such Futures Contract Option was exercised; (d) the net total amount, if any, payable to the Fund upon such exercise; (e) the net total amount, if any, payable by the Fund upon such exercise; and (f) the amount of cash and/or the amount and kind of Securities to be deposited in the Segregated Security Account. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

   6. Whenever a Futures Contract Option which is written by the Fund and which is a Put Option is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the particular Futures Contract Option exercised; (b) the type of Futures Contract underlying such Futures Contract Option; (c) the name of the broker or futures commission merchant through which such Futures Contract Option is exercised; (d) the net total amount, if any, payable to the Fund upon such exercise;
(e) the
net total amount, if any, payable by the Fund upon such exercise;
and (f) the amount and kind of Securities and/or cash to be withdrawn from or deposited in the Segregated Security Account, if any. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in the Certificate, make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate.
The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          7. Whenever the Fund purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this Article in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) that the transaction is a closing transaction; (b) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (c) the exercise price; (d) the premium to be paid by the
Fund; (e) the expiration date; (f) the name of the broker or futures commission merchant to which the premium is to be paid; and (g) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account. The Custodian shall effect the withdrawals from the Segregated Security Account specified in the Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

     8. Upon the expiration or exercise of, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Fund and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and (b) make such withdrawals from, and/or, in the case of an exercise, such deposits into, the Segregated Security Account as may be specified in a Certificate.
The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          9. Futures Contracts acquired by the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to Article VI hereof.

                           ARTICLE VIII

                            SHORT SALES

          1. Promptly after any short sale, the Fund shall deliver to the Custodian a Certificate specifying: (a) the name of the issuer and the title of the Security; (b) the number of shares or principal amount sold, and accrued interest or dividends, if any; (c) the dates of the sale and settlement; (d) the sale price per unit; (e) the total amount credited to the Fund upon such sales, if any; (f) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account; and (h) the name of the broker through which such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, issue a receipt or make the deposits into the Margin Account and the Segregated Security Account specified in the Certificate.

          2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such closing-out:
(a) the name of the issuer and the title of the Security; (b) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (c) the dates of the closing-out and settlement; (d) the purchase price per unit; (e) the net total amount payable to the Fund upon such closing-out; (f) the net total amount payable to the broker upon such closing-out; (g) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account; (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account; and (i) the name of the broker through which the Fund is effecting such closing-out.
The Custodian shall, upon receipt of the net total amount payable to the Fund upon such closing-out and the return and/or cancellation of the receipts, if any, issued by the custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Fund to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Segregated Security Account, as the same are specified in the Certificate.
                            ARTICLE IX

                   REVERSE REPURCHASE AGREEMENTS

          1. Promptly after the Fund enters into a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Fund shall deliver to the Custodian a
Certificate or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions or Written Instructions specifying: (a) the total amount payable to the Fund in connection with such Reverse Repurchase Agreement; (b) the broker or dealer through or with which the Reverse Repurchase Agreement is entered; (c) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (d) the date of such Reverse Repurchase Agreement; and (e) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate, Oral Instructions or Written Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Segregated Security Account, specified in such Certificate, Oral Instructions or Written Instructions.

          2. Upon the termination of a Reverse Repurchase Agreement described in paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions or Written Instructions to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated; (b) the total amount payable by the Fund in connection with such termination; (c) the amount and kind of Securities to be received by the Fund in connection with such termination; (d) the date of termination; (e) the name of the broker or dealer with or through which the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Segregated Security Account. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Fund specified in the Certificate, Oral Instructions or Written Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Segregated Security Account, specified in such Certificate, Oral Instructions or Written Instructions.


                             ARTICLE X

          CONCERNING MARGIN ACCOUNTS, SEGREGATED SECURITY
                 ACCOUNTS AND COLLATERAL ACCOUNTS

          1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Segregated Security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the amount of cash and/or the amount and kind of Securities to be deposited in, or withdrawn from, the Segregated Security Account. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Segregated Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.

   2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

          3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin
Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

          4. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law, the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian.
In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any
Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the scope of Article XIII herein.

          5. On each business day, the Custodian shall furnish the Fund with a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin
Account; (b) the amount and kind of Securities held therein; and
(c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such Margin Account.

          6. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account, the Custodian shall furnish the Fund with a Statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a Certificate or Written Instructions specifying the then market value of the securities described in such statement.

In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option, guarantee letter or similar document, the Fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.

                            ARTICLE XI

               PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

          1. The Fund shall furnish to the Custodian a copy of the resolution of the Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent of the Fund on the payment date, or (ii) authorizing the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.


          2.  Upon the payment date specified in such
resolution,
Oral Instructions, Written Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of the Fund the total amount payable to the Dividend
Agent of the Fund.

                            ARTICLE XII

           SALE AND REDEMPTION OF SHARES OF COMMON STOCK

          1. Whenever the Fund shall sell any of its Shares, it shall deliver to the Custodian a Certificate duly specifying:

  (a)  The number of Shares sold, trade date, and price; and

          (b) The amount of money to be received by the Custodian for the sale of such Shares.

          2.  Upon receipt of such money from the Transfer
Agent, the Custodian shall credit such money to the account of the Fund.

          3. Upon issuance of any of the Fund's Shares in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the
Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

          4. Except as provided hereinafter, whenever the Fund shall hereafter redeem any of its Shares, it shall furnish to the Custodian a Certificate specifying:

          (a)  The number of Shares redeemed; and

          (b)  The amount to be paid for the Shares redeemed.

          5. Upon receipt from the Transfer Agent of an advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held for the account of the Fund of the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

          6. Notwithstanding the above provisions regarding the redemption of any of the Fund's Shares, whenever its Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of the Fund for such purposes.

                           ARTICLE XIII

                    OVERDRAFTS OR INDEBTEDNESS

          1. If the Custodian should in its sole discretion advance funds on behalf of the Fund which results in an overdraft because the moneys held by the Custodian for the account of the Fund shall be insufficient to pay the total amount payable upon a purchase of Securities as set forth in a Certificate or Oral Instructions issued pursuant to Article IV, or which results in an overdraft for some other reason, or if the Fund is for any other reason indebted to the Custodian (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article XIII), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the Federal Funds Rate plus l/2%, such rate to be adjusted on the effective date of any change in such Federal Funds Rate but in no event to be less than
6% per annum, except that any overdraft resulting from an error by the Custodian shall bear no interest. Any such overdraft or indebtedness shall be reduced by an amount equal to the total of all amounts due the Fund which have not been collected by the Custodian on behalf of the Fund when due because of the failure of the Custodian to make timely demand or presentment for payment. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the Fund's credit on the Custodian's books. For purposes of this Section 1 of
Article XIII, "overdraft" shall mean a negative Available
Balance.

   2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank; (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (c) the time and date, if known, on which the loan is to be entered into; (d) the date on which the loan becomes due and payable; (e) the total amount payable to the Fund on the borrowing date; (f) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

                            ARTICLE XIV

             LOAN OF PORTFOLIO SECURITIES OF THE FUND

          1. If the Fund is permitted by the terms of its Articles of Incorporation and as disclosed in its most recent and currently effective prospectus to lend its portfolio Securities, within 24 hours after each loan of portfolio Securities the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the name of the issuer and the title of the Securities; (b) the number of shares or the principal amount loaned; (c) the date of loan and delivery; (d) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and
(e) the name of the broker, dealer or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

          2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of Securities: (a) the name of the issuer and the title of the Securities to be returned;
(b) the number of shares or the principal amount to be returned;
(c) the date of termination; (d) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate); and (e) the name of the broker, dealer or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.

                            ARTICLE XV

                     CONCERNING THE CUSTODIAN

          1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.

          2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

          (a) The validity of the issue of any Securities purchased, sold or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

          (b) The legality of the issue or sale of any of the Fund's Shares, or the sufficiency of the amount to be received therefor;

          (c) The legality of the redemption of any of the Fund's Shares, or the propriety of the amount to be paid therefor;

          (d) The legality of the declaration or payment of any dividend by the Fund;

          (e)  The legality of any borrowing by the Fund using
Securities as collateral;

          (f) The legality of any loan of portfolio Securities pursuant to Article XIV of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan.

The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund.

In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to Article XIV of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

          (g) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Segregated Security
Account or Collateral Account in connection with transactions by the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment; provided however that the Custodian, upon the Fund's written request, shall, as Custodian, demand from any broker, dealer, futures commission merchant or Clearing Member identified by the Fund the payment of any variation margin payment or similar payment that the Fund asserts it is entitled to receive pursuant to the terms of a Margin Account Agreement or otherwise from such broker, dealer, futures commission merchant or Clearing Member.

          3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

   4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange, offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository, the Custodian shall make a claim against the Depository on behalf of the Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

          6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

          7. The Custodian may appoint one or more banking institutions as Depository or Depositories or as Sub-Custodian or
Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon terms and conditions approved in a Certificate, which shall, if requested by the Custodian, be accompanied by an approving resolution of the Fund's Board of Directors adopted in accordance with Rule 17f-5 under the Investment Company Act of 1940, as amended. Notwithstanding anything to the contrary contained in this Agreement, the Custodian shall hold harmless and indemnify the Fund from and against any losses, actions, claims, demands, expenses and proceedings, including counsel fees, that occur as a result of any act or omission of any Foreign Sub-Custodian or Depository with respect to the safekeeping of moneys and securities of the Fund.

          8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of its Articles of Incorporation.

   9. (a) The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all reasonable out-of-pocket expenses and such compensation and fees as are specified on Schedule A hereto. The Custodian shall not deem amounts payable in respect of foreign custodial services to be out-of-pocket expenses, it being the parties' intention that all fees for such services shall be as set forth on Schedule B hereto and shall be provided for the term of this Agreement without any automatic or unilateral increase. The Custodian shall have the right to unilaterally increase the figures on Schedule A on or after March 1, 1994 and on or after each succeeding March 1 thereafter by an amount equal to 50% of the increase in the Consumer Price Index for the calendar year ending on the December 31 immediately preceding the calendar year in which such March 1 occurs, provided, however, that during each such annual period commencing on a March 1, the aggregate increase during such period shall not be in excess of 10%. Any increase by the Custodian shall be specified in a written notice delivered to the Fund at least thirty days prior to the effective date of the increase. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund. The Custodian shall also be entitled to charge against any money held by it for the account of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

               (b) The Fund shall receive a credit for each calendar month against such compensation and fees of the Custodian as may be payable by the Fund with respect to such calendar month in an amount equal to the aggregate of its Earnings Credit for such calendar month. In no event may any Earnings Credits be carried forward to any fiscal year other than the fiscal year in which it was earned, or, unless permitted by applicable law, transferred to, or utilized by, any other person or entity, provided that any such transferred Earnings Credit can be used only to offset compensation and fees of the Custodian for services rendered to such transferee and cannot be used to pay the Custodian's out-of-pocket expenses. For purposes of this sub-section (b), the Fund is permitted to transfer Earnings Credits only to The Dreyfus Corporation, its affiliates and/or any investment company now or in the future sponsored by The Dreyfus Corporation or any of its affiliates or for which The Dreyfus Corporation or any of its affiliates acts as the sole investment adviser or as the principal distributor. For purposes of this sub-section (b), a fiscal year shall mean the twelve-month period commencing on the effective date of this Agreement and on each anniversary thereof.

          10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or XI hereof. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof, confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to the Custodian.

The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

          11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

   12. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative at the Fund's expense.

          13. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository, or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

   14. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article XII as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

          15. Subject to the foregoing provisions of this Agreement, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities.

          16. The Custodian shall have no duties or responsi-bilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                            ARTICLE XVI

                            TERMINATION

          1. (a) Any termination may be effected only by the terminating party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than two hundred seventy (270) days after the date of giving of such notice.

               (b)  The Fund may at any time terminate this
Agreement if the Custodian has materially breached its obligations under this Agreement and such breach has remained uncured for a period of thirty days after the Custodian's receipt from the Fund of written notice specifying such breach.

     (c) Either party, immediately upon written notice to the other party, may terminate this Agreement upon the Merger or Bankruptcy of the other party.

               (d)  The Fund may at any time terminate this
Agreement if the Custodian has materially breached its obligations under the "Amendment to Transfer Agency Agreements" dated August 18, 1989 and has not cured such breach as promptly as practicable and in any event within seven days of its receipt of written notice of such breach, provided that the Custodian shall not be permitted to cure any such material breach arising from the willful misconduct of the Custodian.

  In the event notice of termination is given by the Fund, it shall be accompanied by a copy of a resolution of the Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Directors, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice, this Agreement shall terminate and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

          2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund, be deemed to be its own custodian, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, in any Depository or by a Clearing Member which cannot be delivered to the Fund, to hold such Securities hereunder in accordance with this Agreement.

                           ARTICLE XVII

                           MISCELLANEOUS

          1. Annexed hereto as Appendix A is a Certificate setting forth the names of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

    2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund setting forth the names of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

          3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 110 Washington Street, 13th Floor, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

          4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or at such other place as the Fund may from time to time designate in writing.

    5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Directors of the Fund.

   6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

    7. This Agreement shall be construed in accordance with the laws of the State of New York.

          8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized, as of the day and year first above written.

                           DREYFUS LIFETIME PORTFOLIOS, INC.

                           By:______________________

Attest:

                          THE BANK OF NEW YORK
                           By: ___________________

Attest:

                                 Appendix A

                 DREYFUS LIFETIME PORTFOLIOS, INC.

                      AUTHORIZED SIGNATORIES:
               CASH ACCOUNT AND/OR CUSTODIAN ACCOUNT
               FOR PORTFOLIO SECURITIES TRANSACTIONS

           Group I                        Group II

Frank Greene, Phyllis   Paul R. Casti, Jr.   Thomas J. Durante
Meiner, Paul R. Casti, Jr., Jeffrey N. Nachman  James M. Windels
Thomas J. Durante Jean       Philip Toia          Paul T. Molloy
Farley, Gregory S. Gruber,   Lawrence Kash        Jean Farley
Paul T. Molloy, Jeffrey N.   Joseph I. Connolly
Nachman, James M. Windels,   Gregory S. Gruber
Anna Mancini and Mary
Kate Macchia

Cash Account

1. Fees payable to The Bank of New York pursuant to written agreement with the Fund for services rendered in its capacity as Custodian or agent of the Fund, or to The
Shareholder Services Group, Inc. in its capacity as Transfer
Agent or agent of the Fund:

          Two (2) signatures required, one of which must be from Group II, except that an officer of the Fund who also is listed in Group II shall sign only once.

2.   Other expenses of the Fund, $5,000 and under:

          Any combination of two (2) signatures from either
Group I or Group II, or both such Groups, except that an
          officer of the Fund who also is listed in Group II shall sign only once.

3. Other expenses of the Fund, over $5,000 but not over $25,000:

          Two (2) signatures required, one of which must be from Group II, except that an officer of the Fund who also is listed in Group II shall sign only once.

4.   Other expenses of the Fund, over $25,000:

          Two (2) signatures required, one from Group I or Group
          II, including any one of the following:  Paul R.
Casti, Jr., James M. Windels, Jeffrey N. Nachman, Joseph I.
Connolly or Philip Toia, except that no individual shall be authorized to sign more than once.

Custodian Account for Portfolio Securities Transactions

          Two (2) signatures required from any of the following:

               Joseph I. Connolly, Philip Toia, Paul R. Casti, Jr., Thomas J. Durante, Jean Farley, Gregory S. Gruber, Paul T. Molloy, Jeffrey N. Nachman, James M. Windels, Mary Kate Macchia, Robert Salviolo, Katya Jiminez, Paul Goerke, Christine O'Hara and Anna Mancini.

                  DREYFUS LIFETIME PORTFOLIOS, INC.
                         CUSTODY AGREEMENT
                            APPENDIX B


          The undersigned Officers of the Fund do hereby certify that the following individuals, whose specimen signatures are on file with The Bank of New York, have been duly elected or appointed by the Fund's Board to the position set forth opposite their names and have qualified therefor:

     Name                          Position

Marie E. Connolly                  President and Treasurer

John E. Pelletier                  Vice President and Secretary

Frederick C. Dey                   Vice President and Assistant
                                     Treasurer

Eric B. Fischman                   Vice President and Assistant
                                     Secretary

Joseph S. Tower, III               Assistant Treasurer

John J. Pyburn                     Assistant Treasurer

Elizabeth Bachman                  Assistant Secretary

Steven A. Falci                    Portfolio Manager


___________________               ____________________
Eric B. Fischman,                  Elizabeth Bachman,
  Vice President                     Assistant Secretary

                         CUSTODY AGREEMENT

                            APPENDIX C


          The following are designated publications for purposes of paragraph 5(b) of Article III:

The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
The New York Times
Standard & Poor's Called Bond Record
The Wall Street Journal

                         CUSTODY AGREEMENT

                            APPENDIX D


Name of Series

Growth
Income
Growth & Income

                            Schedule A

          The fees payable to the Custodian with respect to securities held in domestic custody are annexed hereto.

                DREYFUS LIFETIME PORTFOLIOS, INC.

                       Domestic Custody Fees


Basic Fee:     1/100 of 1% per annum of the first $500,000,000,
               and 1/200 of 1% of the excess over $500,000,000 per annum of the total market value of domestic securities held.


Custodial Transactions:

               $8.00 per transaction for each receipt and delivery of book entry securities through DTC/FRB.

               $20.00 per transaction for physical settlements, municipal sub-custodian settlements, writing options (preparation of depository or escrow receipts) and initial futures transactions.

               $5.00 for futures variation margin maintenance.

               $7.00 for P&I paydowns.

               $10.00 for GNMA PTC settlements.

               $200.00 for the collection of interest on securities held in "street name".


                            Schedule B


          The fees payable to the Custodian with respect to securities held in foreign custody are as set forth in a letter dated January 13, 1995 from Jerome P. Isoldi of The Bank of New York to Frederick C. Dey, a copy of which is attached hereto.

                              Exhibit 12

February 26, 1996


Dreyfus LifeTime Portfolios, Inc.
144 Glenn Curtiss Boulevard
Uniondale, New York 11556-0144

Dreyfus Asset Allocation Fund, Inc.
144 Glenn Curtiss Boulevard
Uniondale, New York 11556-0144

Re:  Registration Statement on Form N-14
     (Registration No. 33-         )

Gentlemen:

You have requested our opinion as to certain Federal income tax consequences of the reorganization contemplated by the Agreement and Plan of Reorganization, substantially in the form included as
Exhibit A to the Registration Statement on Form N-14 of Dreyfus LifeTime Portfolios, Inc. (Reg. No. 33-_____) (the "Registration Statement"), between Dreyfus Asset Allocation Fund, Inc. ("DAAF"), on behalf of each of its Growth Series (the "Growth Series") and Income Series (the "Income Series) (each, an "Acquired Series"), and Dreyfus LifeTime Portfolios, Inc. ("DLPI"), on behalf of each of its Growth Portfolio (the "Growth Portfolio") and Income Portfolio (the "Income Portfolio") (each, an "Acquiring Fund"). You have advised us that each Acquired Series and Acquiring Fund has qualified and will qualify as a "regulated investment company" within the meaning of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years ending on or before or including the Closing Date.

In rendering this opinion, we have examined the Agreement and Plan of Reorganization, the Registration Statement, the Articles of Incorporation of DLPI dated July 15, 1993, as amended on March
10, 1995 and April 24, 1995, the Articles of Incorporation of DAAF dated May 11, 1993, the Prospectus and Statement of Additional Information of each of DLPI and DAAF, incorporated by reference in the Registration Statement, and such other documents as we have deemed necessary or relevant for the purpose of this opinion. In issuing our opinion, we have relied upon the representation of DAAF that its Articles of Incorporation is the document pursuant to which it has operated to date and that it has operated in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. We also have relied upon the representation of DLPI that its Articles of Incorporation, as amended, is the document pursuant to which it has operated to date and will operate following the reorganization and that it has operated and will operate following the reorganization in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon statements of, and written information provided by, representatives of DLPI and DAAF. We also have examined such matters of law as we have deemed necessary or appropriate for the purpose of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, the statements and representations referred to above and in the Registration Statement and the Agreement and Plan of Reorganization, the provisions of the Code, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements or representations on which we have relied, may affect the continuing validity of our opinion.

Capitalized terms not defined herein have the respective meanings given such terms in the Agreement and Plan of Reorganization.

Based on the foregoing, it is our opinion that for Federal income tax purposes:

     (a) The transfer of all or substantially all of an Acquired
Series' assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Series will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code;

     (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of an Acquired Series solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Series;

     (c) No gain or loss will be recognized by an Acquired Series upon the transfer of the Acquired Series' assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Series or upon the distribution of the Acquiring Fund Shares to Acquired Series Shareholders in exchange for their shares of the Acquired Series;

     (d)  No gain or loss will be recognized by Acquired Series
Shareholders upon the exchange of their Acquired Series shares for the Acquiring Fund Shares;

     (e) The aggregate tax basis for the Acquiring Fund Shares received by an Acquired Series Shareholder pursuant to the reorganization will be the same as the aggregate tax basis of the
Acquired Series shares held by such shareholder immediately prior to the reorganization, and the holding period of the Acquiring Fund Shares to be received by the Acquired Series Shareholder will include the period during which the Acquired Series shares exchanged therefor were held by such shareholder (provided the Acquired Series shares were held as capital assets on the date of the reorganization); and

     (f) The tax basis of an Acquired Series' assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Series immediately prior to the reorganization, and the holding period of the assets of the Acquired Series in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Series.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy Statement/Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any
Statement, and to the filing of this opinion as an exhibit to any
application made by or on behalf of DLPI or any distributor or dealer in connection with the registration and qualification of DLPI or the Acquiring Fund Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange
Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN

                                       EXHIBIT 14

                CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption
"Financial Statements and Experts" in this Registration
Statement (Form N-14) of Dreyfus LifeTime Portfolios, Inc.

We also consent to the use of our reports dated November 8, 1995, June 2, 1995 and June 2, 1995 for Dreyfus LifeTime Portfolios, Inc., Dreyfus Asset Allocation Fund, Inc., Dreyfus Income Portfolio and Dreyfus
Asset Allocation Fund, Inc., Dreyfus Growth Portfolio, respectively, and to the references to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" included in the Registration Statements of Dreyfus Lifetime Portfolios, Inc. dated January 15, 1996 and Dreyfus Asset Allocation Fund, Inc. dated September 1, 1995 which are incorporated by reference in this Registration Statement.

                    ERNST & YOUNG LLP

New York, New York
February 22, 1996